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                                                            EXHIBIT NO. 99.1(b)

                             MFS SERIES TRUST XIV

              MFS INSTITUTIONAL MUNICIPAL MONEY MARKET PORTFOLIO

   Pursuant to Section 9.2(b) of the Declaration of Trust, dated February 27, 2007, (the "Declaration"), of MFS Series Trust XIV (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Institutional Municipal Money Market Portfolio, a series of the Trust, has been terminated.

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   IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of July 31, 2007, and further certify, as provided by the provisions of
Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER           ROBERT J. MANNING
-------------------------- -----------------------------
Robert E. Butler           Robert J. Manning
804 W. Park Avenue         13 Rockyledge Road
State College PA 16803     Swampscott MA 01907

LAWRENCE H. COHN           LAWRENCE T. PERERA
-------------------------- -----------------------------
Lawrence H. Cohn           Lawrence T. Perera
45 Singletree Road         18 Marlborough Street
Chestnut Hill MA 02467     Boston MA 02116

DAVID H. GUNNING           ROBERT C. POZEN
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David H. Gunning           Robert C. Pozen
2571 N. Park Blvd.         9 Arlington Street
Cleveland Heights OH 44106 Boston MA 02116

WILLIAM R. GUTOW           J. DALE SHERRATT
-------------------------- -----------------------------
William R. Gutow           J. Dale Sherratt
3 Rue Dulac                86 Farm Road
Dallas TX 75230            Sherborn MA 01770

MICHAEL HEGARTY            LAURIE J. THOMSEN
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Michael Hegarty            Laurie J. Thomsen
177 Old Briarcliff Road    235 Nashawtuc Road
Briarcliff Manor NY 10510  Concord MA 01742

J. ATWOOD IVES             ROBERT W. UEK
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J. Atwood Ives             Robert W. Uek
17 West Cedar Street       536 Tierra Mar Lane
Boston MA 02108            Naples FL 34108